Exhibit 99.1

First Quarter News Release and Statistical Supplement (Unaudited)

May 2, 2006

INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO’S FIRST-QUARTER RESULTS REFLECT STRONG FUNDAMENTALS

SEATTLE—(May 2, 2006)—

Highlights

•	First-quarter net income of $208.2 million.

•	Annualized return on equity (ROE) of 20.5 percent.

•	Repurchased $270.2 million in common stock.

Summary Financial Results, after tax (In millions except per-share data)	Three Months Ended March 31
	2006	2005
Net Income	$208.2	$212.0
Net Realized Investment Gains	9.8	22.0

*Operating Earnings	$198.4	$190.0

Net Income Per Diluted Share of Common Stock	$1.69	$1.65
Weighted Average Shares Outstanding (Diluted)	123.0	128.2

*	Operating Earnings is Net Income excluding Net Realized Investment Gains. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NASDAQ: SAFC) today reported net income for the first quarter of $208.2 million, or $1.69 per diluted share. This compares with net income of $212.0 million, or $1.65 per diluted share, for the same quarter last year.

Net realized investment gains after tax for the first quarter were $9.8 million, compared with $22.0 million in the same period of 2005. Operating earnings, which exclude net realized investment gains after tax, were $198.4 million for the quarter, compared with $190.0 million in the prior year period.

“We made the commitment to stick to our underwriting fundamentals, and so we have,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “The market is not putting any wind at our back, but our plan for total business process improvement is smart tacking in turbulent waters.”

Safeco’s overall property and casualty (P&C) combined ratio was 86.9 for the quarter, versus 88.5 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Pretax catastrophe losses for the first quarter were $36.0 million, compared with $24.8 million a year ago.

Safeco’s annualized return on equity (ROE) for the first quarter was 20.5 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 19.9 percent for the quarter.

Total revenues in the first quarter were $1.56 billion, compared with $1.58 billion in 2005. Operating revenues, which exclude net realized investment gains, were $1.55 billion for the quarter – flat when compared with the same period in 2005.

P&C net written premiums were $1.42 billion for the first quarter, down 1.2 percent compared with the year-ago period. P&C net earned premiums were $1.42 billion for the quarter, a 0.5 percent decrease from last year.

P&C pretax net investment income for the quarter was $116.9 million, an increase of 3.5 percent compared with the same period last year. P&C after-tax net investment income was $88.4 million, an increase of 6.1 percent compared with year-ago levels.

Last year’s first-quarter results reflected a $10.0 million income tax benefit related to the favorable resolution of a state tax-related issue.

During the quarter, the company announced four major goals for the year: 1) to market insurance products in ways that reflect the diversity of consumers and their buying preferences; 2) to make material progress toward becoming a low-cost carrier; 3) to build its technical infrastructure and capability; and 4) to deploy its capital to provide meaningful long-term returns for shareholders.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $53.5 million, compared with $30.1 million in the same period last year. Auto’s combined ratio was 92.2 in the quarter, compared with 95.7 a year ago. This result was positively impacted by $20.8 million in prior-year reserve development, primarily related to lower-than-expected bodily injury severity. Catastrophe losses for the quarter were $8.3 million, compared with $2.0 million last year.

Auto net written premiums fell 3.7 percent in the quarter compared with the first-quarter 2005. Policies in force (PIF) decreased 1.4 percent in the first quarter from year-ago levels, although preferred PIF increased 0.4 percent from the same period last year. Reflecting competitive market conditions, new-business policies decreased 27.4 percent compared with the same quarter in 2005, and retention declined slightly.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $46.2 million, compared with $56.0 million in the same period a year ago. Property’s combined ratio was 79.3 in the quarter, compared with 75.4 in the same quarter of 2005. The first-quarter 2006 results included $22.6 million in pretax catastrophe losses compared with $19.6 million in pretax catastrophe losses, during the same period last year.

Property net written premiums decreased 2.4 percent in the quarter compared with a year ago while PIF was down 0.5 percent from prior-year levels. New-business policies decreased 1.1 percent compared with the same period last year, and retention improved.

“We continue to see competitive pressure in the form of advertising, marketing and pricing across our personal lines business as evidenced in the slowdown in our top-line growth,” said Reynolds. “Even in this tough environment, we continue to pursue opportunities to generate new business.”

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $55.7 million in the first quarter, compared with $58.7 million for the same period in 2005. The first-quarter combined ratio was 86.6, compared with 86.0 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $38.1 million in the quarter, compared with $48.5 million for the same period last year. The SBI Regular combined ratio was 87.7 in the first quarter, compared with 84.6 in the same period last year. This result reflects a 2.5-point increase due to catastrophe losses during the period. First-quarter 2006 results include no significant prior-year reserve development.

SBI Regular net written premiums fell 3.0 percent during the first quarter compared with the same period last year. SBI Regular PIF for the quarter was flat compared with a year ago. New-business policies issued for the quarter decreased 1.5 percent compared with the same quarter last year, while the retention rate of existing customers was down slightly. However, PIF for small commercial products delivered over Safeco’s automated underwriting platform was up 4.3 percent compared with 2005 levels.

“As we’ve seen for several quarters, our automated commercial products – businessowner policies (BOP), commercial auto and workers compensation – continue to outperform our other business insurance offerings from a growth perspective,” Reynolds said.

Safeco’s Special Accounts Facility (SAF), which writes selected large-commercial accounts and four specialty commercial programs, reported a pretax underwriting profit of $17.6 million in the quarter. This compares with a $10.2 million pretax underwriting profit in last year’s first quarter. This year’s result was impacted favorably by prior-year reserve development of $9.5 million primarily related to our lender-placed property insurance. SAF’s combined ratio was 83.6 in the period, compared with 90.3 last year.

Surety

Safeco Surety reported a pretax underwriting profit of $24.3 million in the quarter, compared with $14.8 million for the same period in 2005.

Surety’s combined ratio was 66.2 for the quarter, compared with 75.1 a year ago. First-quarter net written premiums grew 31.0 percent compared with the same period last year.

Corporate

Safeco announced the sale of its Safeco Financial Institution Solutions (SFIS) unit to Assurant, Inc., on April 30, 2006. SFIS sells lender-placed hazard insurance – coverage for mortgage lenders should a claim be filed against a property with a lapsed insurance policy. SFIS represented $150 million, or 2.6 percent, of Safeco’s net written premium in 2005.

The sale is consistent with the company’s strategy to focus on products needed by most consumers and small- and mid-sized businesses.

Capital Management

During the first quarter of 2006, Safeco repurchased 5.2 million, or 4.2 percent, of its outstanding shares at a cost of $270.2 million at an average price of $51.97 per share. This included 4.7 million shares, at a cost of $244.5 million, repurchased under the $250.0 million Rule 10b5-1 trading plan announced in February 2006. Safeco completed the Rule 10b5-1 trading program on April 3, 2006.

As of March 31, 2006, an additional 4.8 million shares remained authorized for repurchase under board-approved programs.

Annual Shareholders Meeting

Safeco will hold its annual shareholders meeting on Wednesday, May 3, 2006 at 11 a.m., Pacific Time (2 p.m., Eastern Time). The meeting will take place at Safeco’s headquarters in Seattle and also will be available on the Internet at http://www.safeco.com/irwebcast.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s first-quarter financial supplement.

Safeco’s first-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s first-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2005 Annual Report on Form 10-K.

Financial Supplement

First Quarter, 2006

On January 1, we made minor revisions to our segments, which are more reflective of how these segments are managed. Our Asbestos and Environmental results, previously in SBI Regular and SBI Special Accounts Facility, are now included in P&C Other. P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, and other product lines that we have exited. All prior periods have been restated to reflect the revised presentation.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-925-1382

karinv@safeco.com

Safeco Corporation – May 2, 2006 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2006	2005
Total Revenues	$1,561.5	$1,580.5
Net Realized Investment Gains	(14.9)	(33.5)

Operating Revenues	$1,546.6	$1,547.0

Safeco Corporation – May 2, 2006 – Page SS-2

Operating Earnings

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains from Net Income. Net realized investment gains can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2006	2005
Net Income	$208.2	$212.0
Net Realized Investment Gains, Net of Taxes	(9.8)	(22.0)

Operating Earnings	$198.4	$190.0

Operating Return on Equity

Operating Return on Equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended March 31
(ANNUALIZED)	2006	2005
Net Income	$208.2	$212.0
Average Shareholders’ Equity	4,063.2	3,955.3
Return on Equity Based on Annualized Net Income	20.5%	21.4%

Operating Earnings	$198.4	$190.0

Average Shareholders’ Equity	$4,063.2	$3,955.3
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(74.1)	(172.5)

Adjusted Average Shareholders’ Equity	$3,989.1	$3,782.8
Operating Return on Equity	19.9%	20.1%

Safeco Corporation – May 2, 2006 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended March 31
	2006	2005
Net Earned Premiums	$1,421.9	$1,428.4
Change in Unearned Premiums	(3.8)	7.1

Net Written Premiums	$1,418.1	$1,435.5

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended March 31
	2006	2005
Income before Income Taxes	$304.1	$297.6
Net Realized Investment Gains	(14.9)	(33.5)
Corporate Results before Income Taxes	14.1	13.0
Property & Casualty Net Investment Income	(116.9)	(113.0)
Restructuring Charges	0.9	0.2

Underwriting Profit	$187.3	$164.3

Other Information in this Supplement

Frequency, severity and loss cost information is on a paid claims basis which may lag incurred.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation – May 2, 2006 – Page SS-4

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005	Change
Net Income	$208.2	$190.7	$101.1	$187.3	$212.0	$208.2	$212.0	-2%
Net Income Per Share	1.69	1.53	0.80	1.46	1.65	1.69	1.65	2%
Net Income Return on Equity annualized	20.5%	18.8%	9.8%	18.2%	21.4%	20.5%	21.4%	-0.9
Net Realized Investment Gains, after tax	$9.8	$6.4	$5.9	$9.2	$22.0	$9.8	$22.0	-55%
Operating Earnings, after tax	198.4	184.3	97.8	178.1	190.0	198.4	190.0	4%
Operating Earnings Per Share	1.61	1.48	0.77	1.38	1.48	1.61	1.48	9%
Operating Return on Equity (Pre-FAS 115) annualized	19.9%	18.7%	9.9%	18.1%	20.1%	19.9%	20.1%	-0.2
Operating Return on Equity annualized	19.5%	18.1%	9.5%	17.3%	19.2%	19.5%	19.2%	0.3
Operating Revenues	$1,546.6	$1,585.1	$1,581.7	$1,576.9	$1,547.0	$1,546.6	$1,547.0	0%
% Chg Prior Year Same Qtr	0.0%	2.1%	4.3%	7.2%	6.3%
Property & Casualty Combined Ratio	86.9%	89.1%	97.5%	89.1%	88.5%	86.9%	88.5%	-1.6
Impact of Catastrophes	2.5%	3.8%	11.4%	0.9%	1.7%	2.5%	1.7%	0.8
Net Written Premiums	$1,418.1	$1,382.5	$1,482.7	$1,501.4	$1,435.5	$1,418.1	$1,435.5	-1%
% Chg Prior Year Same Qtr	-1.2%	-0.8%	1.2%	3.1%	5.7%
Net Earned Premiums	$1,421.9	$1,459.9	$1,460.2	$1,456.9	$1,428.4	$1,421.9	$1,428.4	0%
% Chg Prior Year Same Qtr	-0.5%	1.6%	4.2%	7.8%	6.6%
Book Value Per Share	$33.57	$33.38	$32.31	$33.09	$31.33	$33.57	$31.33	7%
% Chg Prior Year Same Qtr	7.1%	8.1%	10.0%	-9.0%	-21.2%
Book Value Per Share (Pre-FAS 115)	$33.22	$32.52	$31.32	$31.42	$30.34	$33.22	$30.34	10%
% Chg Prior Year Same Qtr	9.5%	11.5%	14.0%	4.0%	5.9%

Safeco Corporation – May 2, 2006 – Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended March 31
	2006	2005
	(Unaudited)
REVENUES
Net Earned Premiums	$1,421.9	$1,428.4
Net Investment Income	124.7	118.6
Net Realized Investment Gains	14.9	33.5

Total Revenues	1,561.5	1,580.5

EXPENSES
Losses and Loss Adjustment Expenses	837.3	866.6
Amortization of Deferred Policy Acquisition Costs	236.1	243.5
Other Underwriting and Operating Expenses	160.3	151.2
Interest Expense	22.8	21.4
Restructuring Charges	0.9	0.2

Total Expenses	1,257.4	1,282.9

Income before Income Taxes	304.1	297.6
Provision for Income Taxes on:
Income before Net Realized Investment Gains	90.8	74.1
Net Realized Investment Gains	5.1	11.5

Total Provision for Income Taxes	95.9	85.6

Net Income	$208.2	$212.0

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted	$1.69	$1.65

Net Income Per Share of Common Stock - Basic	$1.71	$1.67

Dividends Declared	$0.25	$0.22
Average Number of Shares Outstanding During the Period:
Diluted	123.0	128.2
Basic	122.1	127.1

Safeco Corporation – May 2, 2006 – Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In Millions)

	March 31 2006	December 31 2005
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $9,137.5; $9,199.1)	$9,202.7	$9,361.9
Marketable Equity Securities, at Fair Value (Cost: $800.3; $737.7)	1,194.4	1,123.5
Other Invested Assets	11.5	10.7

Total Investments*	10,408.6	10,496.1
Cash and Cash Equivalents	376.6	556.3
Accrued Investment Income	120.6	131.4
Premiums and Service Fees Receivable	1,082.0	1,084.7
Deferred Policy Acquisition Costs	369.5	376.4
Reinsurance Recoverables	433.2	447.0
Property and Equipment for Company Use (At cost less accumulated depreciation: $356.6; $349.4)	356.3	358.2
Current Income Taxes Recoverable	10.6	51.7
Net Deferred Income Tax Assets	262.9	280.4
Other Assets	179.4	130.2
Securities Lending Collateral	826.9	974.6

Total Assets	$14,426.6	$14,887.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,322.1	$5,358.2
Unearned Premiums	2,136.2	2,139.8
Debt **	1,292.0	1,307.0
Other Liabilities	847.7	982.8
Securities Lending Payable	826.9	974.6

Total Liabilities	10,424.9	10,762.4

Commitments and Contingencies	—	—
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 6.5; 7.5
Shares Issued and Outstanding: 119.2; 123.6	192.3	434.8
Retained Earnings	3,510.7	3,333.0
Accumulated Other Comprehensive Income, Net of Taxes	298.7	356.8

Total Shareholders’ Equity	4,001.7	4,124.6

Total Liabilities and Shareholders’ Equity	$14,426.6	$14,887.0

*	See Investment Portfolio (SS-16) for more detail.

**	See Capitalization (SS-17) for more detail.

Safeco Corporation – May 2, 2006 – Page SS-7

Safeco Corporation

Income Summary

(In Millions)

	Three Months Ended March 31
	2006	2005
	(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$187.3	$164.3
Net Investment Income	116.9	113.0
Restructuring Charges	(0.9)	(0.2)

Total Property & Casualty	303.3	277.1
Corporate	(14.1)	(13.0)

Total	289.2	264.1
Net Realized Investment Gains	14.9	33.5

Total Income Before Income Taxes	$304.1	$297.6

Total Provision for Income Taxes	$95.9	$85.6

After-Tax Income
Property & Casualty
Underwriting Profit	$118.8	$114.5
Net Investment Income	88.4	83.3
Restructuring Charges	(0.6)	(0.1)

Total Property & Casualty	206.6	197.7
Corporate	(8.2)	(7.7)

Total	198.4	190.0
Net Realized Investment Gains	9.8	22.0

Net Income	$208.2	$212.0

Safeco Corporation – May 2, 2006 – Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

Net U/W Profit (Loss)	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
Safeco Personal Insurance
Auto	$53.5	$18.6	$51.3	$39.6	$30.1	$53.5	$30.1
Property	46.2	52.5	17.2	72.5	56.0	46.2	56.0
Specialty	11.2	(0.8)	(8.1)	7.1	8.7	11.2	8.7

Total SPI	110.9	70.3	60.4	119.2	94.8	110.9	94.8

Safeco Business Insurance
SBI Regular	38.1	47.9	0.9	47.4	48.5	38.1	48.5
SBI Special Accounts Facility	17.6	36.0	(20.4)	6.8	10.2	17.6	10.2

Total SBI	55.7	83.9	(19.5)	54.2	58.7	55.7	58.7

Surety	24.3	18.6	13.7	7.9	14.8	24.3	14.8
P&C Other*	(3.6)	(13.3)	(18.6)	(21.9)	(4.0)	(3.6)	(4.0)

Total Property & Casualty	$187.3	$159.5	$36.0	$159.4	$164.3	$187.3	$164.3

Net Combined Ratios (GAAP)
Safeco Personal Insurance
Auto	92.2%	97.3%	92.8%	94.4%	95.7%	92.2%	95.7%
Property	79.3	77.3	92.4	68.2	75.4	79.3	75.4
Specialty	54.6	103.5	132.0	70.2	62.5	54.6	62.5

Total SPI	88.1	92.7	93.8	87.6	90.0	88.1	90.0

Safeco Business Insurance
SBI Regular	87.7	85.0	99.7	85.2	84.6	87.7	84.6
SBI Special Accounts Facility	83.6	67.8	119.4	93.8	90.3	83.6	90.3

Total SBI	86.6	80.5	104.6	87.3	86.0	86.6	86.0

Surety	66.2	73.8	79.5	87.6	75.1	66.2	75.1
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	86.9%	89.1%	97.5%	89.1%	88.5%	86.9%	88.5%

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited.

Safeco Corporation – May 2, 2006 – Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
Net Written Premiums
Safeco Personal Insurance
Auto	$698.9	$673.3	$719.5	$701.7	$725.5	$698.9	$725.5
Property	192.5	220.8	244.7	245.5	197.2	192.5	197.2
Specialty	23.9	21.3	27.3	30.2	22.5	23.9	22.5

Total SPI	915.3	915.4	991.5	977.4	945.2	915.3	945.2

Safeco Business Insurance
SBI Regular	314.4	289.0	309.2	340.7	324.1	314.4	324.1
SBI Special Accounts Facility	110.2	110.0	106.9	101.3	105.5	110.2	105.5

Total SBI	424.6	399.0	416.1	442.0	429.6	424.6	429.6

Surety	78.2	68.0	75.2	75.5	59.7	78.2	59.7
P&C Other	—	0.1	(0.1)	6.5	1.0	—	1.0

Total Property & Casualty	$1,418.1	$1,382.5	$1,482.7	$1,501.4	$1,435.5	$1,418.1	$1,435.5

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Written Premiums (Percent Change)
Safeco Personal Insurance
Auto	-3.7%	-1.4%	2.2%	6.7%	9.8%	-3.7%	9.8%
Property	-2.4	0.7	-1.7	-3.0	0.1	-2.4	0.1
Specialty	6.2	7.6	9.2	6.3	11.4	6.2	11.4

Total SPI	-3.2	-0.7	1.4	4.1	7.6	-3.2	7.6

Safeco Business Insurance
SBI Regular	-3.0	-5.1	0.5	2.2	3.6	-3.0	3.6
SBI Special Accounts Facility	4.5	3.2	-7.4	-5.9	-10.4	4.5	-10.4

Total SBI	-1.2	-2.9	-1.7	0.2	-0.3	-1.2	-0.3

Surety	31.0	16.6	17.3	25.2	22.6	31.0	22.6
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	-1.2%	-0.8%	1.2%	3.1%	5.7%	-1.2%	5.7%

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

Safeco Corporation – May 2, 2006 – Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
Net Earned Premiums
Safeco Personal Insurance
Auto	$686.0	$701.3	$715.0	$710.4	$693.7	$686.0	$693.7
Property	222.9	231.3	226.5	227.7	227.8	222.9	227.8
Specialty	24.8	25.6	25.3	24.1	23.1	24.8	23.1

Total SPI	933.7	958.2	966.8	962.2	944.6	933.7	944.6

Safeco Business Insurance
SBI Regular	309.1	318.0	321.3	319.1	313.8	309.1	313.8
SBI Special Accounts Facility	107.4	111.8	105.2	109.0	105.9	107.4	105.9

Total SBI	416.5	429.8	426.5	428.1	419.7	416.5	419.7

Surety	71.8	71.1	67.0	63.4	59.4	71.8	59.4
P&C Other	(0.1)	0.8	(0.1)	3.2	4.7	(0.1)	4.7

Total Property & Casualty	$1,421.9	$1,459.9	$1,460.2	$1,456.9	$1,428.4	$1,421.9	$1,428.4

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Earned Premiums (Percent Change)
Safeco Personal Insurance
Auto	-1.1%	1.0%	6.7%	10.4%	11.9%	-1.1%	11.9%
Property	-2.2	-0.6	-2.4	0.1	-0.2	-2.2	-0.2
Specialty	7.4	8.9	8.1	9.0	9.0	7.4	9.0

Total SPI	-1.2	0.8	4.4	7.7	8.6	-1.2	8.6

Safeco Business Insurance
SBI Regular	-1.5	0.7	4.7	6.5	3.8	-1.5	3.8
SBI Special Accounts Facility	1.4	3.4	-4.8	0.9	-9.3	1.4	-9.3

Total SBI	-0.8	1.4	2.2	5.1	0.1	-0.8	0.1

Surety	20.9	26.3	24.8	33.2	30.8	20.9	30.8
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	-0.5%	1.6%	4.2%	7.8%	6.6%	-0.5%	6.6%

Safeco Corporation – May 2, 2006 – Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
AUTO
Underwriting Profit	$53.5	$18.6	$51.3	$39.6	$30.1	$53.5	$30.1
Loss and LAE Ratio	69.3%	73.5%	70.5%	71.5%	72.8%	69.3%	72.8%
Expense Ratio	22.9	23.8	22.3	22.9	22.9	22.9	22.9

Combined Ratio	92.2%	97.3%	92.8%	94.4%	95.7%	92.2%	95.7%

Impact of Catastrophes	1.2%	0.7%	1.7%	0.6%	0.3%	1.2%	0.3%
Policies In Force (000’s)	1,799.5	1,813.4	1,826.4	1,834.5	1,825.2
% Chg Prior Year Same Qtr	-1.4%	0.6%	2.9%	6.0%	7.4%
Loss Trends (12 mos. Rolling)
Frequency (Paid)	-1.6%	-1.4%	-1.5%	-2.7%	-4.1%
Severity (Paid)	9.9	9.8	8.5	6.3	4.9
Total Loss Costs	8.3%	8.2%	6.9%	3.4%	0.6%
Retention - Voluntary Auto	79.1%	79.5%	79.7%	80.3%	80.3%
New Business Policies (000’s)	93.7	92.6	108.2	114.4	129.1
% Chg Prior Year Same Qtr	-27.4%	-28.9%	-27.2%	-12.2%	-10.9%
Net Written Premiums	$698.9	$673.3	$719.5	$701.7	$725.5
% Chg Prior Year Same Qtr	-3.7%	-1.4%	2.2%	6.7%	9.8%
Net Earned Premiums	$686.0	$701.3	$715.0	$710.4	$693.7
% Chg Prior Year Same Qtr	-1.1%	1.0%	6.7%	10.4%	11.9%
PROPERTY
Underwriting Profit	$46.2	$52.5	$17.2	$72.5	$56.0	$46.2	$56.0
Loss and LAE Ratio	51.2%	48.1%	63.9%	39.6%	49.0%	51.2%	49.0%
Expense Ratio	28.1	29.2	28.5	28.6	26.4	28.1	26.4

Combined Ratio	79.3%	77.3%	92.4%	68.2%	75.4%	79.3%	75.4%

Impact of Catastrophes	10.1%	8.3%	24.8%	2.5%	8.6%	10.1%	8.6%
Impact of Non-Cat Weather	5.1%	3.3%	4.8%	4.9%	5.1%	5.1%	5.1%
Policies In Force (000’s)	1,340.0	1,344.2	1,344.9	1,345.5	1,346.5
% Chg Prior Year Same Qtr	-0.5%	-0.5%	-1.6%	-3.3%	-5.3%
Retention - Homeowners	84.9%	85.2%	84.9%	84.5%	84.0%
New Business Policies (000’s)	46.0	48.2	57.7	55.6	46.5
% Chg Prior Year Same Qtr	-1.1%	27.9%	36.4%	51.9%	50.0%
Net Written Premiums	$192.5	$220.8	$244.7	$245.5	$197.2
% Chg Prior Year Same Qtr	-2.4%	0.7%	-1.7%	-3.0%	0.1%
Net Earned Premiums	$222.9	$231.3	$226.5	$227.7	$227.8
% Chg Prior Year Same Qtr	-2.2%	-0.6%	-2.4%	0.1%	-0.2%
SPECIALTY
Underwriting Profit (Loss)	$11.2	$(0.8)	$(8.1)	$7.1	$8.7	$11.2	$8.7
Loss and LAE Ratio	25.8%	74.3%	103.9%	41.0%	35.5%	25.8%	35.5%
Expense Ratio	28.8	29.2	28.1	29.2	27.0	28.8	27.0

Combined Ratio	54.6%	103.5%	132.0%	70.2%	62.5%	54.6%	62.5%

Impact of Catastrophes	-12.0%	20.7%	14.5%	-0.5%	1.4%	-12.0%	1.4%

Safeco Corporation - May 2, 2006 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
SAFECO BUSINESS INSURANCE
Underwriting Profit (Loss)	$55.7	$83.9	$(19.5)	$54.2	$58.7	$55.7	$58.7
Loss and LAE Ratio	52.8%	45.5%	71.3%	51.9%	51.8%	52.8%	51.8%
Expense Ratio	33.8	35.0	33.3	35.4	34.2	33.8	34.2

Combined Ratio (CR)	86.6%	80.5%	104.6%	87.3%	86.0%	86.6%	86.0%

Impact of Catastrophes	2.0%	6.2%	21.9%	0.7%	0.7%	2.0%	0.7%
SBI REGULAR
Underwriting Profit	$38.1	$47.9	$0.9	$47.4	$48.5	$38.1	$48.5
Loss and LAE Ratio	55.3%	50.4%	67.1%	50.5%	51.6%	55.3%	51.6%
Expense Ratio	32.4	34.6	32.6	34.7	33.0	32.4	33.0

Combined Ratio (CR)	87.7%	85.0%	99.7%	85.2%	84.6%	87.7%	84.6%

Impact of Catastrophes	2.5%	0.7%	16.5%	0.1%	0.7%	2.5%	0.7%
Policies In Force (000’s)	505.6	507.9	510.1	510.6	507.2
% Chg Prior Year Same Qtr	-0.3%	-0.6%	-0.2%	-0.2%	-0.3%
Retention	79.2%	79.5%	80.2%	80.3%	80.1%
New Business Policies (000’s)	25.9	23.3	26.5	28.8	26.3
% Chg Prior Year Same Qtr	-1.5%	-9.0%	-5.4%	-6.5%	-9.0%
Net Written Premiums	$314.4	$289.0	$309.2	$340.7	$324.1
% Chg Prior Year Same Qtr	-3.0%	-5.1%	0.5%	2.2%	3.6%
Net Earned Premiums	$309.1	$318.0	$321.3	$319.1	$313.8
% Chg Prior Year Same Qtr	-1.5%	0.7%	4.7%	6.5%	3.8%
SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit (Loss)	$17.6	$36.0	$(20.4)	$6.8	$10.2	$17.6	$10.2
Combined Ratio	83.6%	67.8%	119.4%	93.8%	90.3%	83.6%	90.3%
Impact of Catastrophes	0.3%	21.7%	37.8%	2.6%	0.7%	0.3%	0.7%

Safeco Corporation – May 2, 2006 – Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
SURETY
Underwriting Profit	$24.3	$18.6	$13.7	$7.9	$14.8	$24.3	$14.8
Combined Ratio	66.2%	73.8%	79.5%	87.6%	75.1%	66.2%	75.1%
P&C OTHER *
Underwriting Loss	$(3.6)	$(13.3)	$(18.6)	$(21.9)	$(4.0)	$(3.6)	$(4.0)
TOTAL PROPERTY & CASUALTY
Underwriting Profit	$187.3	$159.5	$36.0	$159.4	$164.3	$187.3	$164.3
Loss and LAE Ratio	59.0%	59.9%	69.3%	60.6%	60.7%	59.0%	60.7%
Expense Ratio	27.9	29.2	28.2	28.5	27.8	27.9	27.8

Combined Ratio (CR)	86.9%	89.1%	97.5%	89.1%	88.5%	86.9%	88.5%

Impact of Catastrophes	2.5	3.8	11.4	0.9	1.7	2.5	1.7

CR excluding Catastrophes	84.4%	85.3%	86.1%	88.2%	86.8%	84.4%	86.8%

	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	YTD 2006	YTD 2005
Catastrophes
SPI - Auto	$8.3	$4.9	$12.9	$4.5	$2.0	$8.3	$2.0
SPI - Property	22.6	17.4	61.3	5.6	19.6	22.6	19.6
SPI - Specialty	(3.0)	5.2	3.8	—	0.3	(3.0)	0.3
Safeco Business Insurance	8.1	23.9	100.1	3.0	2.9	8.1	2.9

Total	$36.0	$51.4	$178.1	$13.1	$24.8	$36.0	$24.8

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited.

Safeco Corporation – May 2, 2006 – Page SS-14

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

	Three Months Ended March 31
	2006	2005
Loss and Loss Adjustment Expense (LAE) Reserves
Loss and LAE Reserves, Beginning of Period	$4,909.9	$4,819.2
Net Losses and LAE Incurred	837.3	866.5
Net Losses and LAE Paid	(867.2)	(854.8)

Loss and LAE Reserves, End of Period	$4,880.0	$4,830.9

	1ST QTR 2006		4TH QTR 2005	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005
P&C Balance Sheet
Total Capital and Surplus	$3,789.9	*	$3,691.9	$3,619.6	$3,699.3	$3,633.1
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.50	*	1.57	1.63	1.59	1.58

*	Estimated

Safeco Corporation – May 2, 2006 – Page SS-15

Safeco Corporation

Investment Portfolio

(In Millions)

	3/31/2006%		12/31/2005%
Investment Portfolio (Market Value)
Fixed Maturities - Taxable	$5,905.9	56.7%	$6,352.8	60.5%
Fixed Maturities - Nontaxable	3,296.8	31.7	3,009.1	28.7
Marketable Equity Securities	1,194.4	11.5	1,123.5	10.7

Total Fixed Maturities & Marketable Equity Securities	10,397.1	99.9	10,485.4	99.9
Other Invested Assets	11.5	0.1	10.7	0.1

Total Investment Portfolio	$10,408.6	100.0%	$10,496.1	100.0%

	3/31/2006		12/31/2005
Rating (Market Value) - Fixed Maturities
AAA	48.1%		46.6%
AA	13.1		12.6
A	24.7		26.0
BBB	12.4		12.8

Total Investment Grade	98.3		98.0

BB or lower	0.9		1.1
Not Rated	0.8		0.9

Total Below Investment Grade	1.7		2.0

Total	100.0%		100.0%

Average Rating	A+		A+

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
P&C Pretax Investment Income	$116.9	$119.0	$115.3	$113.3	$113.0
Tax Rate on P&C Investment Income	24.36%	25.54%	26.30%	26.66%	26.28%
Pretax Investment Income	$124.7	$125.2	$121.4	$119.9	$118.6
Tax Rate on Investment Income	24.91%	25.94%	26.71%	27.14%	26.64%
Fixed Maturities at Cost	$9,137.5	$9,199.1	$9,188.0	$9,277.9	$8,986.8
Fixed Maturities at Market	9,202.7	9,361.9	9,377.5	9,605.7	9,181.2
Marketable Equity Securities at Cost	800.3	737.7	731.5	717.5	705.9
Marketable Equity Securities at Market	1,194.4	1,123.5	1,126.7	1,113.4	1,111.0
Total Cost	$9,949.3	$9,947.5	$9,929.1	$10,004.2	$9,701.0
Total Market	$10,408.6	$10,496.1	$10,513.8	$10,727.9	$10,300.5
% Fixed Maturities - Taxable (at market)	56.7%	60.5%	64.0%	67.3%	67.5%
% Fixed Maturities - Nontaxable (at market)	31.7%	28.7%	25.2%	22.2%	21.6%
% Marketable Equity Securities (at market)	11.5%	10.7%	10.7%	10.4%	10.8%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%
P&C Market YTM on Fixed Maturities Portfolio	5.14%	4.85%	4.71%	4.35%	4.51%
P&C Book YTM on Fixed Maturities Portfolio	5.05%	5.02%	4.96%	5.00%	5.00%
P&C Duration of Fixed Maturities Portfolio	4.94	4.75	4.64	4.44	4.55

	Three Months Ended March 31
	2006	2005
Net Realized Investment Gains (After Tax)
Gains on Securities Transactions	$15.5	$22.4
Impairments	(5.9)	(1.0)
Other	0.2	0.6

Net Realized Investment Gains	$9.8	$22.0

Safeco Corporation – May 2, 2006 – Page SS-16

Safeco Corporation

Capitalization

(In Millions)

	3/31/2006	12/31/2005	12/31/2004
Short-Term Debt
$300 million back up line of credit (unused)	$—	$—	$—
Long-Term Debt
6.875%, due 7/15/07 (non callable)	200.0	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable) *	204.1	204.1	230.0
8.072% debentures due 2037 ** (Callable at 104 in 2007)	387.9	402.9	402.9

Total Debt	$1,292.0	$1,307.0	$1,332.9

Equity	$4,001.7	$4,124.6	$3,920.9

Total Capital (Debt + Equity)	$5,293.7	$5,431.6	$5,253.8

Debt to Capital	24.4%	24.1%	25.4%
Adjusted Debt*** to Capital	22.9%	22.6%	23.8%
Debt to Equity	32.3%	31.7%	34.0%
Debt to Capital (excluding FAS 115)	24.6%	24.5%	26.5%
Adjusted Debt*** to Capital (excluding FAS 115)	23.1%	23.0%	24.9%
Debt to Equity (excluding FAS 115)	32.6%	32.5%	36.0%

*	Reflects the repurchase of $25.9 of debt in August 2005.

**	Reflects the repurchase of $15.0 of debt in February 2006.

***	20% equity credit for 8.072% debentures due 2037

Safeco Corporation – May 2, 2006 – Page SS-17